Exhibit 10.27
SFBC INTERNATIONAL, INC.
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (this “Agreement”) entered into as of January 19, 2006, sets forth the terms and conditions of an award (this “Award”) of restricted stock granted by SFBC International, Inc., a Delaware corporation (“SFBC”), to Jack Levine (the “Recipient”) under the SFBC International, Inc. 1999 Stock Plan (the “Plan”).
     1. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Agreement. Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan.
     2. Award. The number of shares of restricted stock subject to this Agreement is 20,000.
     3. Vesting/Forfeiture.
          (a) The shares of restricted stock shall vest in equal increments of 5,000 shares on April 19, 2006, July 19, 2006, October 19, 2006 and January 19, 2007, as long as the Recipient is still a director or SFBC on the applicable vesting date.
          (b) Notwithstanding the foregoing, if the Recipient is removed as a director by the vote or written consent of the stockholders, or if he is not re-elected a director at the next meeting of stockholders at which directors are elected, all unvested shares of restricted stock shall vest immediately prior to such event.
          (c) Notwithstanding any other provision of this Agreement, at the option of the Board of Directors, all RSUs, whether vested or unvested, shall be immediately forfeited in the event of:
(i)	Purchasing or selling securities of SFBC in violation of the SFBC’s inside information guidelines then in effect;

(ii)	Breaching any duty of confidentiality including that required by SFBC’s inside information guidelines then in effect;

(iii)	Competing with SFBC; or

(iv)	Recruitment of SFBC personnel before or after termination of services as a director.
     4. Notices and Addresses. All notices, offers, acceptance and any other acts under this Award Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next day delivery, as follows:

To the Company:	SFBC International, Inc. 504 Carnegie Center Princeton, NJ 08540-6242 Facsimile: (609) 951-6823

With a copy to:	Michael D. Harris, Esq. Harris Cramer, LLP 1555 Palm Beach Lakes Blvd., Suite 310 West Palm Beach, FL 33401 Facsimile: (561) 659-0701

To the Recipient:	Jack Levine 16855 NE 2nd Avenue Suite 303 North Miami Beach, FL 33162 Facsimile: (305) 651-0611
or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.
     5. Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Award Agreement may be by actual or facsimile signature.
     6. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Award Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Award Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.
     7. Severability. If any term or condition of this Award Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Award Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Award Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.
     8. Entire Agreement. This Agreement represents the entire agreement and understanding between the parties and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties. Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement

     9. Governing Law. This award shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.
     10. Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

SFBC INTERNATIONAL, INC.
Witness
Witness	By: Jeffrey P. McMullen, Chief Executive Officer
RECIPIENT
Witness
Witness	By: Jack Levine

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